Sheet1

Proxy Results - Debt Strategies Fund, Inc.								11653700	0.000
1st Meeting Date: August 23, 2000
2nd Meeting Date: September 20, 2000
3rd Meeting Date: October 24, 2000
Record Date: June 27, 2000
As of: October 24, 2000

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Fund	To Pass	Shares	50% + 1	For	Against	Abstain	Votes Needed		For	Against	Abstain	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain

1) To approve the Agreement & Plan of MERGER	-394,959	31,425,226	15,712,614	16,107,573	655,109	809,472			51.26%	2.08%	2.58%	-1.26%		91.67%	3.73%	4.61%
between Debt Strategies, Debt Strategies II &
Debt Strategies lll

Final Proxy Results - Debt Strategies Fund, Inc.								11653700	0.000
1st Meeting Date: August 23, 2000
Record Date: June 27, 2000
As of: August 23, 2000

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Fund	To Pass	Shares	50% + 1	For	Against	Abstain	Votes Needed		For	Against	Abstain	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain

2) Election of Directors	-13,564,993	31,425,226	15,712,614	29,277,607	858,757	39,649			93.17%	2.73%	0.13%	-43.17%		97.02%	2.85%	0.13%

RONALD W. FORBES	-13,590,340	31,425,226	15,712,614	29,302,954	873,059				93.25%	2.78%	0.00%	-43.25%		97.11%	2.89%	0.00%
TERRY K. GLENN	-13,593,297	31,425,226	15,712,614	29,305,911	870,102				93.26%	2.77%	0.00%	-43.26%		97.12%	2.88%	0.00%
CYNTHIA A. MONTGOMERY	-13,583,347	31,425,226	15,712,614	29,295,961	880,052				93.22%	2.80%	0.00%	-43.22%		97.08%	2.92%	0.00%
CHARLES C. REILLY	-13,588,095	31,425,226	15,712,614	29,300,709	875,304				93.24%	2.79%	0.00%	-43.24%		97.10%	2.90%	0.00%
KEVIN A. RYAN	-13,587,190	31,425,226	15,712,614	29,299,804	876,209				93.24%	2.79%	0.00%	-43.24%		97.10%	2.90%	0.00%
ROSCOE S. SUDDARTH	-13,579,320	31,425,226	15,712,614	29,291,934	884,079				93.21%	2.81%	0.00%	-43.21%		97.07%	2.93%	0.00%
RICHARD R. WEST	-13,597,913	31,425,226	15,712,614	29,310,527	865,486				93.27%	2.75%	0.00%	-43.27%		97.13%	2.87%	0.00%
ARTHUR ZEIKEL	-13,588,564	31,425,226	15,712,614	29,301,178	874,835				93.24%	2.78%	0.00%	-43.24%		97.10%	2.90%	0.00%
EDWARD D. ZINBARG	-13,591,547	31,425,226	15,712,614	29,304,161	871,852				93.25%	2.77%	0.00%	-43.25%		97.11%	2.89%	0.00%

3) Election of Auditors	-13,777,759	31,425,226	15,712,614	29,490,373	401,542	284,098			93.84%	1.28%	0.90%	-43.84%		97.73%	1.33%	0.94%

The survivor of the merger will be Debt Strategies Fund II, Inc.

Last Updated on 04/19/2001
By MLMAG